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                                  EXHIBIT INDEX

        Exhibit No.

        99.1   Press Release dated March 21, 2001

NEORX CORPORATION ANNOUNCES AGREEMENT TO PURCHASE RADIOPHARMACEUTICAL
        MANUFACTURING FACILITY AND REPORTS ON FDA STATUS OF SKELETAL TARGETED RADIOTHERAPY

        --ADDITIONS TO NEORX TEAM ALSO NOTED--

SEATTLE--(BW HealthWire)--March 21, 2001-- NeoRx Corporation (Nasdaq:NERX - news)--NeoRx Corporation today announced that it has entered into an agreement to purchase certain radiopharmaceutical manufacturing assets from International Isotopes Inc. ("I3") in Denton, Texas (Nasdaq:INIS - news). Completion of the purchase is subject to a number of conditions of closing, including, but not limited to, the sale by I3 of certain of its other assets to third parties, settlement by I3 of claims of certain creditors, receipt by I3 of bank financing for its proposed future operations, and delivery by I3 of the assets free and clear of material liens. To acquire the assets, NeoRx has agreed to pay $6 million in cash and to assume $6 million of restructured debt of I3. In addition, NeoRx has agreed to issue to I3 a three-year warrant to purchase, at an exercise price of $10 per share, up to 800,000 shares of NeoRx common stock. NeoRx has agreed to file a registration statement to register the warrant shares for resale after closing. NeoRx has committed to hire certain key employees of I3 to assist NeoRx with its proposed operations at the Denton facility.

"The Denton facility is inspected and approved by the FDA, carries the required radiation licenses, and comes with experienced personnel," said Paul Abrams, MD, JD, NeoRx's Chief Executive Officer. "Both of NeoRx's products under development employ high radiation doses to treat cancer, and we believe that acquiring this facility addresses our manufacturing needs more quickly and more efficiently than building our own plant. We also believe that there will be opportunities to offset some of the operating expenses associated with the facility through selective contract manufacturing."

Many of the conditions of closing the proposed transaction with I3 depend on actions of parties over which NeoRx has no control. As a result, there can be no assurance that such conditions will be satisfied or the date of any closing. The asset purchase agreement can be terminated by either NeoRx or I3 if the closing does not occur by April 30, 2001.

FDA Update

NeoRx also announced that it continues discussion with the FDA regarding the Company's proposed STR product. The Company's phase III and other STR trials were placed on clinical hold by the FDA after some phase I/II patients developed a serious late toxicity. Communications with the FDA have focused on 1) the relevant factors for selecting a safe radiation dose and 2) the accuracy of radiation dose calculations. "The FDA has requested


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that we collect additional dosimetry data from patients to demonstrate the accuracy of the method we propose to use to calculate dose in our phase III STR trials," said Abrams. "The Company and its investigators remain enthusiastic about STR, otherwise we would not have entered into the agreement to purchase I3's radiopharmaceutical manufacturing facility." The Company expects to file a protocol with the FDA shortly involving a limited number of patients to address the issues.

NeoRx Team

Finally, NeoRx announced that Douglas Given, MD., PhD, formerly the Chief Technology Officer of Mallinckrodt, Oye Olukoton, MD, formerly the Chief Medical Officer of Mallinckrodt, and Ray Schmelter, PhD, formerly the Senior Director of Medical Affairs and Operations of Mallinckrodt, are consulting with the Company to support its operations, medical and regulatory functions. "We are very fortunate to have the benefit of the expertise of the these individuals," said Abrams. "They bring years of pharmaceutical and radiopharmaceutical drug development experience to the Company."

Richard Anderson, NeoRx's President and Chief Operating Officer has announced his intention to retire in 12 months. He is stepping down from his officer positions and will focus on the proposed acquisition and integration of the I3 radiopharmaceutical facility. "We are grateful that Dick will be with us for an additional year to focus on the proposed acquisition, transition and integration of the Denton manufacturing operation," said Abrams.

In addition, Carl Goldfischer, M.D., formerly Chief Financial Officer of ImClone, Inc. and currently a Director of NeoRx, has agreed to serve as a strategic and financial consultant to the Company. "Carl is well respected on Wall Street and will be spending his time helping to communicate our key messages and helping to craft our corporate development strategy," said Abrams.

Conference Call and Audio Webcast Information

NeoRx will hold a conference call on March 21, 2001 at 8:30 a.m. EST to discuss today's announcement. Those who would like to participate in the conference call should dial 800/967-7185 (passcode 562927). A replay of the conference call will be available from Wednesday, March 21 through 12 a.m. EST, Friday, March 30. To access the replay, please dial 888/203-1112 (passcode 562927). Listen to our live audio webcast by signing into www.companyboardroom.com and search by our ticker: "NERX" for event information.

This release contains forward-looking statements relating to the development of the Company's products and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress, costs and results


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of clinical trials, the availability, cost and timely delivery of materials and services from third party suppliers and collaborative partners, the satisfaction of regulatory requirements, and the receipt, timing, terms and conditions of required regulatory approvals. Reference is made to the Company's latest Quarterly Report on Form 10 - Q filed with the Securities and Exchange Commission for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Visit NeoRx at www.neorx.com. To receive NeoRx news releases via email, register at www.neorx.com/news/pr.html.

NeoRx is a registered trademark of NeoRx Corporation in the United States and/or foreign countries.

(c) 2001 NeoRx Corporation. All Rights Reserved.

NOTICE: Please join the NeoRx Conference Call or listen to the Audio Webcast TODAY, March 21 at 8:30 a.m. ET. Details below.

To:         Members of the Investment Community

From:       Stacie Byars, Manager, Corporate Communications and
            Investor Relations

RE:         NeoRx (Nasdaq:NERX - news) Conference Call Invitation

                  Please join our conference call this morning

                            Wednesday, March 21, 2001

            8:30 a.m. ET / 7:30 a.m. CT / 6:30 a.m. MT / 5:30 a.m. PT

                      The call in number for this call is:

                                 1-800-967-7185
                                Passcode: 562927

Please plan to call at least 10 minutes prior to the designated time so that management can begin promptly. If you are unable to participate and wish an associate to substitute for you, please have him/her state your firm's name and for whom they are substituting when they call to connect.

If you are unable to participate in the conference call, a replay of the call can be accessed approximately three hours post the end of the call through midnight on Friday, March 30. To access the taped replay presentation, please dial 1-888-203-1112 and enter No. 562927.

We appreciate your interest in NeoRx and hope that providing this opportunity to review results with management will prove useful to your ongoing interest in the company.

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NOTE: If you prefer, listen to our live audio webcast by signing into
www.companyboardroom.com and search by our ticker: "NERX" for event information


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